CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated October 14, 1999 for PaineWebber Tax-Managed Equity Fund in this Registration Statement (Form N-1A No. 2-91362) of PaineWebber Managed Investments Trust.


                                                           /s/ERNST & YOUNG LLP
                                                           --------------------
                                                           ERNST & YOUNG LLP

New York, New York
December 1, 1999